Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

3PEA INTERNATIONAL, INC.

We the undersigned President and Secretary of 3PEA International, Inc., do hereby certify that the Articles of Incorporation of said corporation are amended and restated to read in full as follows:

ARTICLE I

NAME

The name of the Corporation shall be: 3PEA INTERNATIONAL, INC.

ARTICLE II

PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III

PURPOSES AND POWERS

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

ARTICLE IV

AUTHORIZED SHARES

This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is One Hundred and Fifty Million (150,000,000), par value $0.001 per share, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is Twenty Five Million (25,000,000), par value $0.001 per share. The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

The Board of Directors of the Corporation is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. The Board of Directors shall pass resolutions designating voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock before the issuance of shares of that class or series.

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Amended and Restated Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provision of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE V

LIMITATION OF LIABILITY

A.

Elimination of Liability.

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (1) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of but liability shall otherwise be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes as it may allow from time to time. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

B.

Mandatory Indemnification.

The Corporation shall indemnify the officers and directors of the corporation to the fullest extent permitted by Nevada law as the same exist or may hereafter be amended.

C.

Mandatory Payment of Expenses.

The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

D.

Effect of Amendment or Repeal.

Except as provided in Article V, Section B. this corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation or its bylaws. However, any amendment to or repeal of any of the provisions in this Article V shall not adversely affect any right or protection of a director or officer if the Corporation for or with respect to any act or omission of such director or officer occurring to such amendment or repeal.

ARTICLE VI

AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Amended and Restated Articles of Incorporation from time to time in accordance with the laws of the State of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE VII

AMENDMENT OF BYLAWS

The powers to alter, amend or repeal the Bylaws of the Corporation or to adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the State of Nevada now or hereafter existing. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII

DIRECTORS

The governing law of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Any action required or permitted to be taken by the stockholders of the

Corporation must be effected at a duly called annual or special meeting of such holders and may be effected by consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors, by the Chairman of the Board of Directors or by the President of the Corporation and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required majority vote of stockholders in accordance with Sections 78.390 and 78.403 of the Nevada General Corporation Law. The total number of outstanding shares of Common Stock of the Corporation is 35,232,639 of which 19,255,113 have provided written consent in favor of the Amended and Restated Articles of Incorporation.  The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required under the law and the Articles of Incorporation in effect at the time of this filing was more than 50% of the outstanding Common Stock.

  IN WITNESS WHEREOF, 3PEA International, Inc. has caused this Amended and Restated Article of Incorporation to be executed this 30th day of June, 2010.

_________________________

Mark R. Newcomer

President

_________________________

David R. Weiler

Secretary

STATE OF NEVADA

COUNTY OF CLARK

I hereby certify that on April 26, 2010, before me, a Notary Public, personally appeared Mark R. Newcomer, who acknowledged himself/herself to be the President of 3PEA International, Inc., and that he, having been authorized to do so, executed the above document for the purposes contained therein.

____________________________________

Notary Public

My commission expires: June 28, 2013

NOTARY SEAL:

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